EXHIBIT 99.1
RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
April 21, 2006
3:00 p.m. CT
Operator: Good afternoon and welcome, ladies and gentlemen, to the Rurban Financial Corp. first quarter earnings Webcast.
At this time, I’d like to inform you that this conference call is being recorded and that all participants are in a listen-only mode. We will open the conference up for questions and answers after the presentation.
I will now turn the conference over to Valda Colbart, Investor Relations Officer. Please go ahead, Valda.
Valda Colbart: Good afternoon and welcome, ladies and gentlemen. I would like to remind you that this conference call is being broadcast over the Internet live and will also be archived and available at our Web site, www.rurbanfinancial.net, until May 12th, 2006.
Joining me on today’s call are Ken Joyce, President and CEO; Duane Sinn, CFO and Executive Vice President; Mark Klein, President and CEO of the State Bank and Trust Company; and Jeff Sewell, Chairman of Reliance Financial Services.

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

We will be available to answer your questions following our live Webcast, but before we get started, I’d like to make our usual Safe Harbor statement and remind everyone that comments made during this conference call regarding Rurban Financial’s anticipated future performance are forward-looking and, therefore, involve risks and uncertainties that could cause the results of developments to differ significantly from those indicated in these statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, or capital market conditions, and other factors set forth in the company’s filings with the Securities and Exchange Commission.
I will now turn the call over to Ken Joyce, President and CEO — Ken.
Ken Joyce: Thank you, Valda, and welcome to Rurban Financial Corp’s first quarter 2006 Webcast and thank you for joining us to discuss the first quarter 2006 financial results and to discuss our progress and plans for the remainder of the year.
Rurban earned $523,000 for the first quarter of 2006, which is less than the one year-ago quarter earnings of $638,000, but obviously greater than our negative earnings for the fourth quarter of last year. However, the story behind those two quarters is quite different and that difference needs explanation.
Earnings for this quarter represent a return to solid banking core earnings for our lead bank, absorption of startup losses for our acquisitions, and the continuing substantial profit contribution of our non-banking entity RDSI. We believe that we have aided our investors in understanding how these various business segments contribute to profit by implementation of our proforma segment reporting. We began this segment reporting with this quarter’s earnings release. I

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

would expect that we will doing some refinement of this reporting as the year progresses, as the inter-company eliminations are difficult to document in an easily understandable manner.
The proforma segment reporting section of the press release details what we refer to as our banking-related group. This group includes our lead bank, State Bank and Trust, our new acquisition, Exchange Bank, our trust and investment company, Reliance Financial Corp, and RFCBC, our loan workout company. RDSI, our bank data processing company, and the parent company are identified separately in the segment reporting.
As an overview, the banking-related companies are making sound progress and I will discuss each of them separately. Overall, loan and deposit growth is substantial for the quarter and our attention to asset improvement in this banking group has yielded specific results and clear improvement. RDSI’s growth pattern continues and we’ll discuss one specific business line of that particular segment. State Bank and Trust, our lead bank, is showing continuing financial improvement over the last three quarters since the acquisition of the two Lima branches in late June 2005.
If you take a look at the segment reporting included with our press release, you will see a continuing increase in average assets, net income, and return on average assets over these three quarters. In addition, there is a continuing and consistent improvement in the efficiency ratio for the lead bank over these same quarters, going from 89.9 percent to 78.3 percent in this past quarter. We will be working hard to improve these performance measures and that improvement will result from growth in loans in the banks and continuing expense reductions.
We’ll take a few minutes for Mark Klein, the State Bank and Trust CEO, to explain some of his initiatives to continuing growing his business — Mark.
Mark Klein: Thank you, Ken, and good afternoon.

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

During my first several months as President of the State Bank and Trust Company, we have implemented specific initiatives to build the business. These initiatives are segregated into four major areas or segments designed to meet and exceed quarterly and annual performance expectations.
First, we restructured our 10 retail sales offices into three separate districts to flatten the organization, increase client focus, and allow concentration on office-specific results. We have identified three district sales managers overseeing individual office sales managers and their respective district. Each of these district staffs has participated in strategic planning process that has outlined measurable goals with clearly defined plans to deliver on office profitability, core deposit growth, consumer loan growth, and referrals to our business partners. These business partners include the commercial lending division, residential lending division, as well as our investment and trust affiliate, Reliance Financial Services.
Our second segment is the Lima region that was acquired in 2005, having two offices in Allen County, Ohio. David Anderson leads this group driving results in that market. A clear, strategic plan focusing on client and prospect calls, community involvement, and extraordinary client service is differentiating us from the competition in this market. Implementation of specific deposit accounts geared toward high income, high net worth clients through our private client group is providing additional strength to our deposit growth focus.
The third segment is our commercial and agricultural lending divisions. In addition to the focus on existing footprint, we are concentrating on higher growth markets like Ft. Wayne, Indiana, we are emphasizing individual loan production, originating valuable, sellable government guaranteed credits, commercial deposits, and referrals. All of these measurements will be reinforced with a new incentive plan.

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

Next is our real estate lending division. In an effort to bolster sellable residential production, we have brought onboard a 30-year seasoned professional familiar with the northwest Ohio, northeast Indiana, and southern Michigan markets to manage this effort in the State Bank and Trust footprint.
A pay-for-performance incentive plan that rewards individual and group production was approved by our board of directors in this past meeting. This program is designed to reward not only the producer, but also the corporation and, therefore, the stockholder with outstanding results. I am excited about the opportunities this plan will afford us in our quest to truly transform our company into a sales organization. In summary, I’m excited to be leading our transformation to a high-performance company.
Ken, that is a summary of the efforts that the management team at State Bank and Trust is executing to ensure meeting our goals and continuing the growth of the banking group.
Ken Joyce: Well, thank you, Mark, and you’re making great progress at State Bank over a short period of time.
During a previous Webcast, we discussed our development of a five-year capital plan for a branch system resulting from the branch optimization study we completed in 2005. This plan details our branch expansion plans as well as our remodeling plans, all of which are designed to optimize growth of deposits and loans through our branch system.
During the first quarter of 2006, we announced the first change to our branching structure resulting from this capital plan. The north area of the city of Defiance is experiencing commercial growth, including a recent groundbreaking for a Super Wal-Mart, Kohl’s retail outlet, a change in ownership of the local mall to expansion-minded owners, and several new restaurants. Our current branch in this market is profitable but very dated so we have leased a building near the

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

current location to which we will relocate in the fourth quarter. This new branch will be a retail store environment very different from our traditional branches. This will be our model for future new branches and remodeling projects.
This quarter was the first operating quarter for our new banking acquisition in the greater Toledo metropolitan market, Exchange Bank. The loss for the quarter was $156,000. We entered into the market with an advertising campaign for home equity loans that was successful in itself, but also increased the profile of this bank. The staffing for our Exchange Bank was reduced by 17 FTEs from the time of our due diligence through the time we closed the transaction. This reduction was accomplished without reducing any customer-facing staff. Upon closing the transaction, the operation supporting this new bank were assumed by Rurban’s centralized operations group without any increase in staff.
The loan production at Exchange Bank for the first quarter was over $8 million compared to just over three million according to their records one year ago. This acquisition’s profit contribution will continue to improve over the year as its loan growth volume improves and we continue our cost containment strategies. The strategies and approach for this subsidiary are the same as discussed by Mark Klein previously. We should see a cross-over profitability towards the end of this year for Exchange Bank.
Our asset quality continues to improve as we move from non-performing assets to total assets of 4.10 percent for the year-ago quarter to 1.57 percent this past quarter. This includes the non-performing assets that we acquired with Exchange Bank. We have not encountered any surprises so far as we look at asset quality at Exchange Bank and the reserve that we initially established appears appropriate for the asset risk. Our target is to have the non-performing assets for the entire banking group below one percent by year end and close out RFCBC shortly thereafter.

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

We added $246,000 to our loan loss allowance for the first quarter, but we had no surprises in our loan portfolio with this addition reflecting our loan growth for the quarter of $10.7 million, a 3.3-percent growth for the quarter and 13 percent annualized. This loan growth is a direct result of the plans and efforts discussed by Mark Klein and executed in our various markets. We believe that our banking group is now on the right track with the loan issues under control and the focus shifted to sales loan growth, deposit growth, and getting the infrastructure right sized for the banking and operation.
We had continued success with Reliance Financial Services, our trust and investment company. The performance of this company remains consistent as it controls expenses and grows its portfolio. We are working to expand the growth of Reliance while not disturbing its consistent net income contribution. We are working to expand its marketplace to a newly acquired geographical presence in Lima and the greater Toledo metropolitan area.
I will now turn the Webcast over to Duane Sinn, our Chief Financial Officer, who will give you some additional detail behind the numbers and also discuss the interest margin issues that are affecting the banking industry in general and Rurban as well. I will then come back and discuss our non-banking affiliate, RDSI, following Duane’s discussion — Duane.
Duane Sinn: Thank you, Ken, and good afternoon.
As Ken mentioned, we have made significant progress in integrating our acquisitions in the first quarter; however, many opportunities still exist and we will continue to focus on these efficiencies throughout 2006 as we build earnings momentum.
As you may be aware, and as Ken mentioned, we have provided additional segment reporting this quarter and we will continue to improve upon this approach each quarter so that you, the investor, can better appreciate the progress made by each of our companies.

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

I will start with a few highlights of the balance sheet. Total loans increased $10.7 million, or 13.1 percent, on an annualized basis in the first quarter. This loan growth was driven by our commercial lending initiatives as commercial loans increased $12.3 million during the quarter. The quarterly increases in commercial loan balances were offset by a $600,000-reduction in residential loan balances as the majority of the — as the majority of the mortgage loans that were originated during the quarter were sold into the secondary market. To increase production of mortgage loans, we have added additional mortgage originators during the quarter.
We also experienced a slight decrease in consumer loan balances. Loans increased in all of our markets, including approximately $2 million in net loan increases at the newly acquired Exchange Bank. Our deposits increased by $13.7 million during the quarter, or 14.2 percent on an annualized basis.
I’ll transition to the income statement and I will highlight the 2006 first quarter results compared to the year-ago quarter. I’ll remind you that this is the first quarter that the Exchange Bank acquisition is included in our P&L.
Net income for the quarter of 2006 — first quarter of 2006 was $523,000, or 10 cents per diluted share, compared to $638,000, or 14 cents per diluted share. As Ken previously mentioned, these earnings represent core earnings (in our) stable base to build upon throughout 2006. So the drivers behind these earnings include the addition of the earning assets of the Exchange Bank, the overall reduction of litigation costs, and the loan workout company, and continued solid earnings in our data processing company, RDSI.
Net interest income for the first quarter of 2006 was $3.9 million, up $867,000, or 28.9 percent, from the 2005 first quarter. This increase is primarily the result of the increase in earning assets of Exchange Bank. Our net interest margin for Rurban increased to 3.37 percent for the first

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

quarter of 2006 compared to 3.28 percent for the first quarter of 2005. This improvement is the result of a very attractive net interest margin at Exchange Bank as the margin in this subsidiary is above 4.5 percent.
Margins at State Bank and Trust Company declined in the first quarter of 2006 to 3.52 percent compared to 3.68 percent a year ago. Management expects margin compression to continue throughout 2006 as the current yield curve challenges current spreads. The provision for loan loss was $246,000 for the first quarter of 2006 and consistent with our first quarter loan growth.
Total non-interest income was $5 million in the first quarter of 2006 compared to $4.6 million for the prior year quarter, reflecting an increase of $396,000, or 8.6 percent. Improvements were achieved in virtually every category. RDSI, the data processing subsidiary, accounted for approximately $84,000 of the year-over-year growth. The remainder of these increases was attributable to the increases in fees associated with the Exchange Bank. The increase in data processing should continue as additional banks have been signed for data processing and item processing and will be converted throughout the rest of 2006.
Total non-interest expense was $8 million in the first quarter of 2006 compared to 6.7 million in the first quarter of 2005. The addition of the Exchange Bank contributed approximately $1.3 million dollars. We expect additional efficiencies within Exchange Bank as it completes the centralization of back-office functions. Ongoing operating expenses of State Bank are being monitored and have declined on a quarterly basis since the acquisition of the Lima branches.
The highlights in this segment reporting include banking-related income of $460,000, which includes a loss at the Exchange Bank of $156,000 and a loss in our loan workout company, RFCBC, of $54,000. Our greatest opportunity to improve lies within the banking groups, and more specifically in turning our acquisition of the Exchange Bank profitable. Efficiencies are

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

being monitored on a daily basis within our banking group and we are confident that all of Rurban companies will continue to achieve significant improvements.
At this time, I’ll turn the Webcast back to Ken Joyce.
Ken Joyce: OK. Thank you, Duane. RDSI continues its successes in growth in the first quarter. First quarter net income was $548,000 versus a year-ago quarter of $492,000, which is an 11.4-percent change quarter over quarter. New banks continue to be contracted as two banks were contracted during the quarter for data processing service for services and three banks for item processing. The two banks contracted for data processing also contracted for item processing, which is a change in RDSI’s sales efforts. We can now assign banks for item processing regardless of their locations due to imaging changes brought about by Check 21. The item processing business has crossed over to profitability for RDSI and we do not anticipate opening any more remote processing centers.
We continue to assess and examine potential acquisitions for RDSI that would fit — that would fit with its business model and provide value to our shareholders.
At this time, I will turn the Webcast over to Valda to see if there any questions from the investment community participating in this Webcast — Valda.
Valda Colbart: Thank you, Ken. It’s now time for the question-and-answer session. If you are using a speakerphone, please pick up the handset before pressing any numbers. If you have a question, we would like for you to press star one on your telephone. That’s star one if you have a question. And if for some reason someone asks a question that you would like to and you need to withdraw that question, just press star two. So again if you have a question, please press star one on your push-button telephone and we will take the questions in the order they are received. We’ll stand by for a just a few moments.

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

Operator: And we’ll take a question from George Geissbuhler with Sweney, Cartwright & Company.
George Geissbuhler: How you doing, guys?
Ken Joyce: Good afternoon, George.
Valda Colbart: Hi, George.
George Geissbuhler: Just had one real quick question. Just kind of curious, what kind of year did Reliance Financial have.
Ken Joyce: It did a very sound year. The income for it was, what, $ 617,000. Is that right, Duane?
Duane Sinn: Yes, it was — the income for Reliance at the end of the year was $670,000, I believe.
George Geissbuhler: What kind of assets under management do they have? Do you know?
Ken Joyce: $350,000 million is what they’ve got at the end of the quarter, George. I think they were $355 at the end of the year.
George Geissbuhler: Any potential there for the Exchange Bank as far as getting some people involved from that bank as far as.
Ken Joyce: That’s a good question and actually we’ve identified an office in Sylvania, if you’re familiar with that, and our intent is to find a broker through our Raymond James network to place up there.

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

We’re already calling up there. We’ve got some contacts clearly identified and we’re calling without putting a business development officer up there yet. If we can find the right trust business development officer, we’ll put one of those up there as well as the Raymond James representative. And that’s the important identification here of opportunity for Reliance growth. Reliance has been very, very successful in its footprint where we’re at.
George Geissbuhler: Right.
Ken Joyce: ... and, you know, that size trust company for what we do right now is pretty good: $350 million for our size. So this gives us an opportunity to get into that market and we’re pretty excited about that. In a similar way, the Lima market is being penetrated and we’re calling from here on that right now but we hope to be able to get into that with some physical presence as well.
George Geissbuhler: And one last question. Do you intend to change the names of the banks in Luckey or are they going to stay — are they going to stay Exchange or are they going to be ...
Ken Joyce: Yes ...we’re going to — we are continuing with the Exchange Bank and that is actually been very well received. We have had no shrinkage of that — those deposits and essentially those loans as we opened that office. In fact, we’re seeing good loan growth. We had a net increase in the first quarter of about $2 million in loans with $8 million of originated in total so we’re very pleased with what we see there as growth and having a local bank there. So that’s our differentiating strategy. We’ll see how that works.
George Geissbuhler: And you say no shrinkage at all? And how long ago did the transaction take place? That was really in January, I guess.
Ken Joyce: Yes, we closed it actually in December 31st of ’05.

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

George Geissbuhler: That’s pretty good.
Ken Joyce: Yea, and we’re pleased that it didn’t drop down and it’s actually coming back well in the first quarter.
George Geissbuhler: That’s all I had and keep on doing what you’re doing and good luck.
Ken Joyce: Good enough.
George Geissbuhler: Thanks a lot.
Ken Joyce: Take care, George.
George Geissbuhler: OK, bye.
Valda Colbart: While we’re waiting to see if we have any more questions, we would like to remind everyone we’d be happy to e-mail you directly regarding Rurban Financial corporate events, earning releases, and key presentations. If you’d like to take advantage of this, please visit our Web site at www.rurbanfinancial.net and click on the Investor Relations button and then e-mail notification to sign up.
If there are no further questions, I will go ahead and turn the conference call back over to Ken Joyce — Ken.
Ken Joyce: OK. Well, thank you, Valda. In case you did not attend our annual meeting, which was held yesterday, the slides used at that meeting will be available on our Web site by Monday so you have a chance to look at them there. Since there are no more questions, we will end this

RURBAN FINANCIAL CORPORATION
Moderator: Valda Colbart
04-21-06/3:00 p.m. CT
Confirmation # 4664761

Webcast session. Thank you for taking the time to listen in to the progress of your company and please do not hesitate to talk with any of us should you have any questions. Good afternoon.
Operator: And, ladies and gentlemen, that does conclude today’s call. Thank you for your participation and you may disconnect at this time.
END